Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Harry Winston Diamond Corporation (formerly Aber Diamond Corporation)

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Harry Winston Diamond Corporation Amended Stock Option Plan of:

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our auditors' report dated April 15, 2008 on the consolidated balance sheets of Harry Winston Diamond Corporation (the Company") as at January 31, 2008 and 2007, and the consolidated statements of earnings, comprehensive income, changes in shareholders equity and cash flows for each of the years in the two-year period ended January 31, 2008

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our auditors' report on reconciliation to United States GAAP dated April 15, 2008

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our Report on Internal Control over Financial Reporting dated April 15, 2008 on the Company s internal control over financial reporting as of January 31, 2008 each of which is contained in the annual report on Form 40-F of the Company for the fiscal year ended January 31, 2008 incorporated by reference in this Registration Statement on Form S-8.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
January 20, 2009